As filed with the Securities and Exchange Commission on July 11, 2001

                                                      Registration No. 333-55130


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    ---------

                                 RADVISION LTD.
             (Exact name of registrant as specified in its charter)

                           Israel                       None
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

         24 Raoul Wallenberg Street, Tel Aviv, 69719, Israel
         (Address of Principal Executive Offices) (Zip Code)


                                 RADVISION LTD.
                         2000 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)


                                 RADVision, Inc.
                          Attn: Eugene Wolf, President
                               575 Corporate Drive
                            Mahwah, New Jersey 07430
                     (Name and address of agent for service)

                                 (201) 529-4300
          (Telephone number, including area code, of agent for service)

                                   Copies to:

       Steven J. Glusband, Esq.                         Ori Rosen, Adv.
       Carter, Ledyard & Milburn                Danziger, Klagsbald, Rosen & Co.
             2 Wall Street                            Gibor Sport Building
       New York, New York 10005                        28 Bezalel Street
            (212) 732-3200                          Ramat-Gan 52521, Israel
                                                         972-3-611-0700

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                  Proposed maximum
  Title of securities to be     Amount to be      offering price per         Proposed maximum         Amount of
         registered              registered              share           aggregate offering price  registration fee
-------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
NIS 0.1 per share.........        894,945 shares      $13.0625(1)            $11,690,219.06          $2,922.55(2)
                                  --------------      -----------            --------------          ------------
-------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) and (c) on the basis of the average of the high and low prices ($14.6875 and $11.4375) of an Ordinary Share as quoted on the Nasdaq National Market System on February 6, 2001.


(2) This fee was paid by the registrant upon the original filing of this Registration Statement to register 894,945 shares.


                           ---------------------------

This Registration Statement shall become effective upon the date of filing in accordance with the provisions of Section 8(c) of the Securities Act of 1933 and Rule 464 thereunder.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on July 11, 2001.



                                                 RADVISION LTD.



                                                 By: /s/David Seligman
                                                     -----------------
                                                     David Seligman
                                                     Chief Financial Officer




     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-effective amendment to registration statement has been signed on July 11, 2001, by the following persons in the capacities indicated.

   Signature                                  Title
   ---------                                  -----

         *                                    Chairman of the Board of Directors
   -------------------------
   Zohar Zisapel

         *                                    Director
   -------------------------
   Yehuda Zisapel


   -------------------------                  Chief Executive Officer, President
   Gadi Tamari                                   and Director

         *                                    Director
   -------------------------
   Ami Amir

                                              Chief Technical Officer and
   -------------------------                     Executive Vice President
   Eli Doron

   /s/David Seligman                          Chief Financial Officer
   -------------------------
   David Seligman

   Signature                                  Title
   ---------                                  -----


         *                                    Director
   -------------------------
   Adi Gan

         *                                    Director
   -------------------------
   Dan Goldstein

         *                                    Director
   -------------------------
   Hillel E. Milo

         *                                    Director
   -------------------------
   Efraim Wachtel

         *                                    Director
   -------------------------
   Andreas Mattes

         *                                    Director
   -------------------------
   Liora Katzenstein

   RADVISION, INC.

   By:   *                                    Authorized Representative in
      ----------------------                    the United States
      Eugene Wolf, President


   *By:/s/David Seligman                      Attorney-in-Fact
       ---------------------
       David Seligman


________________

* David Seligman, by signing his name hereto, does hereby sign this document on behalf of the persons indicated by an asterisk above pursuant to a power of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of the Registration Statement on February 7, 2001.